                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 11, 2002, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-82540) and the related exchange offer prospectus of IPC Acquisition Corp. for the registration of $150 million in aggregate principal amount of 11.50% Senior Subordinated Notes due 2009 and the related market-making prospectus.



                                                        /S/ ERNST & YOUNG LLP

MetroPark, New Jersey
May 10, 2002